ARTHUR F. BELL, JR. & ASSOCIATES, L.L.C.

                          Certified Public Accountants

                                 (410) 821-8000

                               FAX (410) 321-8359

Member:

American Institute of Certified Public Accountants                    Suite 200

    SEC Practice Section                                201 International Circle

Maryland Association of Certified Public            Hunt Valley, Maryland  21030
Accountants


July 26, 2001


Securities and Exchange Commission                                  EXHIBIT 16.1
Washington, D.C.  20549

Ladies and Gentlmen:

We were previously principal accountants for HealthStar Corp. and, under the date of June 15, 2001, we reported on the consolidated financial statements of HealthStar Corp. and subsidiaries as of March 31, 2001 and for the years ended March 31, 2001 and 2000. On July 26, 2001, we resigned. We have read HealthStar Corp.'s statements included under Item 4 of its Form 8-K dated July 26, 2001, and we agree with such statements, except that we are not in a position to agree or disagree with the statements in Paragraphs 4(a)(iii) and 4 (b).


                                   Very truly yours,

                                   /s/  Arthur F. Bell, Jr. & Associates, L.L.C.


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